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                                                                   EXHIBIT H(4)

                              Smith Barney Trust II
                            Seven World Trade Center
                            New York, New York 10048



                               ____________ ___, 2001

Citi Fiduciary Trust Company
388 Greenwich Street
New York, New York 10013

      Re:   Smith Barney Trust II - Transfer Agency and Service Agreement

Ladies and Gentlemen:

      This letter serves as notice that Smith Barney Investors Value Fund (the "Series"), is added to the list of series to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly Smith Barney Private Trust Company).

      Please sign below to acknowledge your receipt of this notice adding the Series as a beneficiary under the Agreement.



                              SMITH BARNEY TRUST II

                              By:
                                     ------------------------------

                              Title:
                                     ------------------------------


Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By:
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Title:
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